UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 8, 2018

ENDO INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 8, 2018, Endo International plc (the “Company”) filed a prospectus supplement (“Prospectus Supplement”) to its effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on August 8, 2018. The Company filed the Prospectus Supplement covering up to 22,152,136 of the Company’s ordinary shares, nominal value $0.0001 per share (the “Company Shares”), in accordance with its obligations under that certain Registration Rights Agreement, dated as of May 18, 2015, between the Company and certain investment funds affiliated with TPG Global, LLC (“TPG”), as amended by the Amendment to Shareholders and Registration Rights Agreement, dated as of May 5, 2016. The Company Shares covered by the Prospectus Supplement include the shares previously covered by the Company’s prospectus supplement, dated September 28, 2015, which is no longer effective. TPG has indicated that it has no current intention of selling Company Shares pursuant to the Prospectus Supplement. The opinion of A&L Goodbody relating to the validity of the Company Shares covered by the Prospectus Supplement is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

5.1	Opinion of A&L Goodbody

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO INTERNATIONAL PLC

Date: August 8, 2018	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Executive Vice President, Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of A&L Goodbody

4